Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement No. 333-259637 on Amendment No. 1 to Form S-1 of our report dated March 30, 2021, except for the revision to the segment information disclosure in Note 1 as to which the date is July 16, 2021, with respect to the consolidated financial statements as of and for the years ended December 31, 2020 and 2019 of Support.com, Inc. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado

October 4, 2021